Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2021

DALLAS — (BUSINESS WIRE) January 27, 2022 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2021. Hilltop produced income from continuing operations to common stockholders of $62.2 million, or $0.78 per diluted share, for the fourth quarter of 2021, compared to $112.7 million, or $1.30 per diluted share, for the fourth quarter of 2020. Income from continuing operations to common stockholders for the full year 2021 was $374.5 million, or $4.61 per diluted share, compared to $409.4 million, or $4.58 per diluted share, for the full year 2020. Hilltop’s financial results from continuing operations for the fourth quarter and full year 2021 included decreases in year-over-year mortgage origination segment net gains from sales of loans and other mortgage production income as well as declines in net revenues within the broker-dealer segment’s structured finance business and fixed income services lines, partially offset by improvements in the macroeconomic outlook and resulting beneficial impact on loan expected loss rates within the banking segment.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.15 per common share, a 25% increase from the prior quarter, payable on February 28, 2022, to all common stockholders of record as of the close of business on February 15, 2022. Additionally, during 2021, Hilltop paid $123.6 million to repurchase approximately 3.63 million shares of its common stock at an average price of $34.01 per share pursuant to the 2021 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock. The Hilltop Board of Directors authorized a new stock repurchase program through January 2023, under which Hilltop may repurchase, in the aggregate, up to $100.0 million of its outstanding common stock.

The COVID-19 pandemic has adversely impacted financial markets and overall economic conditions, and is expected to continue to have implications on our business and operations. The extent of the impact of the pandemic on our operational and financial performance for 2022 is currently uncertain and will depend on certain developments outside of our control, including, among others, the ongoing distribution and effectiveness of vaccines, the emergence of new variants of the virus, government stimulus, the ultimate impact of the pandemic on our customers and clients, and additional, or extended, federal, state and local government orders and regulations that might be imposed in response to the pandemic.

Jeremy B. Ford, President and CEO of Hilltop, said, “I am pleased to announce Hilltop’s 2021 strong performance that represents a second consecutive year of outstanding results. Once again, Hilltop generated consolidated annual pre-tax income above $500 million, return on average assets above 2%, return on average equity above 15% and growth in book value per share above 12%. This exceptional financial performance was primarily the result of strong execution by our talented employees, prudent leadership from our experienced management teams, and a commitment to serve our customers and the communities in which they live. PlainsCapital Bank realized further improvement in the quality of its loan portfolio, while expanding business sourcing efforts and the recruitment of talented lending teams. PrimeLending once again originated nearly $23 billion in mortgages, which is a reflection of a well-tuned platform. For the year, Hilltop Securities produced net revenue of $424 million. While the fourth quarter was challenging, Hilltop Securities has an improved infrastructure and a talented team to drive towards a successful 2022.”

Fourth Quarter 2021 Highlights for Hilltop:

●	The reversal of credit losses was $18.6 million during the fourth quarter of 2021, compared to a reversal of credit losses of $5.8 million in the third quarter of 2021;
o	The reversal of credit losses during the fourth quarter of 2021 primarily reflected improvements in both macroeconomic forecast assumptions and credit quality metrics.
●	For the fourth quarter of 2021, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $192.0 million, compared to $297.6 million in the fourth quarter of 2020, a 35.5% decrease;
o	Mortgage loan origination production volume was $5.0 billion during the fourth quarter of 2021, compared to $6.8 billion in the fourth quarter of 2020;

o	Net gains from mortgage loans sold to third parties increased to 362 basis points during the fourth quarter of 2021, compared to 359 basis points in the third quarter of 2021.
●	Hilltop’s consolidated annualized return on average assets and return on average equity for the fourth quarter of 2021 were 1.41% and 9.93%, respectively, compared to 2.83% and 20.56%, respectively, for the fourth quarter of 2020;
●	Hilltop’s book value per common share increased to $31.95 at December 31, 2021, compared to $31.36 at September 30, 2021;
●	Hilltop’s total assets were $18.7 billion and $18.0 billion at December 31, 2021 and September 30, 2021, respectively;
●	Loans[1], net of allowance for credit losses, increased to $7.1 billion at December 31, 2021 compared to $6.8 billion at September 30, 2021;
o	Includes supporting our impacted banking clients through funding of over 4,100 loans through both the initial and second rounds of the Paycheck Protection Program, or PPP, with a remaining balance of approximately $78 million as of December 31, 2021, compared to approximately $133 million as of September 30, 2021;
o	Through January 21, 2022, the Small Business Administration, or SBA, had approved approximately 3,600 PPP forgiveness applications from the Bank totaling approximately $833 million, with PPP loans of approximately $7 million currently pending SBA review and approval.
●	Non-performing loans were $51.1 million, or 0.52% of total loans, at December 31, 2021, compared to $62.2 million, or 0.64% of total loans, at September 30, 2021;
●	We further supported our impacted banking clients during 2020 through the approval of COVID-19 related loan modifications of approximately $1.0 billion, and continued such support during 2021, resulting in a portfolio of active deferrals that have not reached the end of their deferral period of approximately $4 million as of December 31, 2021, compared to approximately $17 million in active deferment as of September 30, 2021;
o	While the majority of the portfolio of COVID-19 related loan modifications no longer require deferral, such loans may continue to represent elevated risk; therefore, monitoring of these loans continues.
●	Loans held for sale decreased by 10.9% from September 30, 2021 to $1.9 billion at December 31, 2021;
●	Total deposits were $12.8 billion and $12.1 billion at December 31, 2021 and September 30, 2021, respectively;
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 12.58% and a Common Equity Tier 1 Capital Ratio of 21.22% at December 31, 2021;
●	Hilltop’s consolidated net interest margin[4] decreased to 2.44% for the fourth quarter of 2021, compared to 2.53% in the third quarter of 2021;
o	Includes previously deferred interest income of $2.2 million during the fourth quarter of 2021, compared to $4.6 million during the third quarter of 2021, related to PPP loan-related origination fees.
●	For the fourth quarter of 2021, noninterest income from continuing operations was $284.8 million, compared to $447.9 million in the fourth quarter of 2020, a 36.4% decrease;
●	For the fourth quarter 2021, noninterest expense from continuing operations was $322.2 million, compared to $402.3 million in the fourth quarter of 2020, a 19.9% decrease; and
●	Hilltop’s effective tax rate from continuing operations was 24.2% during the fourth quarter of 2021, compared to 25.1% during the same period in 2020.

Discontinued Operations

On June 30, 2020, Hilltop completed the sale of National Lloyds Corporation, or NLC, which comprised the operations of its former insurance segment, for cash proceeds of $154.1 million. During 2020, Hilltop recognized an aggregate gain associated with this transaction of $36.8 million, net of transaction costs. Accordingly, insurance segment results and its assets and liabilities have been presented as discontinued operations. The resulting book gain from this sale transaction was not recognized for tax purposes pursuant to the rules promulgated under the Internal Revenue Code.

Note: “Consolidated” refers to our consolidated financial position and consolidated results of operations, including discontinued operations and assets and liabilities of discontinued operations.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $733.0 million and $645.6 million at December 31, 2021 and September 30, 2021, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2021	2021	2021	2021	2020
Cash and due from banks	$2,823,138	$2,463,111	$1,372,818	$1,564,489	$1,062,560
Federal funds sold	385	406	387	396	386
Assets segregated for regulatory purposes	221,740	269,506	207,284	273,393	290,357
Securities purchased under agreements to resell	118,262	155,908	202,638	106,342	80,319
Securities:
Trading, at fair value	647,998	609,813	682,483	528,712	694,255
Available for sale, at fair value, net	2,130,568	1,994,183	1,817,807	1,715,406	1,462,205
Held to maturity, at amortized cost, net	267,684	277,419	288,776	300,088	311,944
Equity, at fair value	250	221	193	189	140
	3,046,500	2,881,636	2,789,259	2,544,395	2,468,544
Loans held for sale	1,878,190	2,108,878	2,885,458	2,538,986	2,788,386
Loans held for investment, net of unearned income	7,879,904	7,552,926	7,645,227	7,810,657	7,693,141
Allowance for credit losses	(91,352)	(109,512)	(115,269)	(144,499)	(149,044)
Loans held for investment, net	7,788,552	7,443,414	7,529,958	7,666,158	7,544,097

Broker-dealer and clearing organization receivables	1,672,946	1,419,652	1,403,447	1,596,817	1,404,727
Premises and equipment, net	204,438	210,026	212,402	213,304	211,595
Operating lease right-of-use assets	112,328	115,942	115,698	101,055	105,757
Mortgage servicing assets	86,990	110,931	124,497	142,125	143,742
Other assets	452,880	526,339	535,536	648,895	555,983
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	15,284	16,455	17,705	19,035	20,364
Total assets	$18,689,080	$17,989,651	$17,664,534	$17,682,837	$16,944,264

Deposits:
Noninterest-bearing	$4,577,183	$4,433,148	$4,231,082	$4,031,181	$3,612,384
Interest-bearing	8,240,894	7,699,014	7,502,703	7,701,598	7,629,935
Total deposits	12,818,077	12,132,162	11,733,785	11,732,779	11,242,319
Broker-dealer and clearing organization payables	1,477,300	1,496,923	1,439,620	1,546,227	1,368,373
Short-term borrowings	859,444	747,040	915,919	676,652	695,798
Securities sold, not yet purchased, at fair value	96,586	113,064	132,950	97,055	79,789
Notes payable	387,904	395,804	396,653	401,713	381,987
Operating lease liabilities	130,960	134,296	134,019	120,339	125,450
Junior subordinated debentures	—	—	67,012	67,012	67,012
Other liabilities	369,606	468,020	348,200	595,045	632,889
Total liabilities	16,139,877	15,487,309	15,168,158	15,236,822	14,593,617

Common stock	790	790	812	823	822
Additional paid-in capital	1,274,446	1,270,272	1,302,439	1,319,518	1,317,929
Accumulated other comprehensive income (loss)	(10,219)	367	7,093	3,486	17,763
Retained earnings	1,257,014	1,204,307	1,159,304	1,094,727	986,792
Deferred compensation employee stock trust, net	752	751	754	752	771
Employee stock trust	(115)	(116)	(121)	(121)	(138)
Total Hilltop stockholders' equity	2,522,668	2,476,371	2,470,281	2,419,185	2,323,939
Noncontrolling interests	26,535	25,971	26,095	26,830	26,708
Total stockholders' equity	2,549,203	2,502,342	2,496,376	2,446,015	2,350,647
Total liabilities & stockholders' equity	$18,689,080	$17,989,651	$17,664,534	$17,682,837	$16,944,264

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2021	2021	2020	2021	2020
Interest income:
Loans, including fees	$96,104	$99,769	$109,328	$404,312	$433,311
Securities borrowed	8,524	8,585	14,445	61,667	51,360
Securities:
Taxable	13,916	12,341	9,845	47,633	48,273
Tax-exempt	2,639	2,687	1,862	9,766	6,698
Other	1,872	1,796	1,381	6,595	6,853
Total interest income	123,055	125,178	136,861	529,973	546,495

Interest expense:
Deposits	4,404	5,303	9,269	23,624	47,040
Securities loaned	6,624	6,519	12,014	50,974	42,816
Short-term borrowings	2,279	2,400	2,154	9,065	11,611
Notes payable	5,871	5,465	4,807	21,386	15,897
Junior subordinated debentures	—	419	609	1,558	2,772
Other	(417)	(18)	636	384	2,193
Total interest expense	18,761	20,088	29,489	106,991	122,329

Net interest income	104,294	105,090	107,372	422,982	424,166
Provision for (reversal of) credit losses	(18,565)	(5,819)	(3,482)	(58,213)	96,491
Net interest income after provision for (reversal of) credit losses	122,859	110,909	110,854	481,195	327,675

Noninterest income:
Net gains from sale of loans and other mortgage production income	156,103	203,152	247,360	825,960	1,001,059
Mortgage loan origination fees	35,930	38,780	50,193	160,011	171,769
Securities commissions and fees	32,801	34,412	35,921	143,827	142,720
Investment and securities advisory fees and commissions	42,834	49,646	42,161	152,443	131,327
Other	17,178	41,955	72,296	128,034	243,605
Total noninterest income	284,846	367,945	447,931	1,410,275	1,690,480

Noninterest expense:
Employees' compensation and benefits	229,717	258,679	291,489	1,007,235	1,059,645
Occupancy and equipment, net	25,741	25,428	27,596	100,602	99,416
Professional services	9,904	14,542	21,927	54,270	69,984
Other	56,832	56,525	61,336	225,291	224,758
Total noninterest expense	322,194	355,174	402,348	1,387,398	1,453,803

Income from continuing operations before income taxes	85,511	123,680	156,437	504,072	564,352
Income tax expense	20,715	28,257	39,295	117,976	133,071
Income from continuing operations	64,796	95,423	117,142	386,096	431,281
Income from discontinued operations, net of income taxes	—	—	3,734	—	38,396
Net income	64,796	95,423	120,876	386,096	469,677
Less: Net income attributable to noncontrolling interest	2,611	2,517	4,431	11,601	21,841
Income attributable to Hilltop	$62,185	$92,906	$116,445	$374,495	$447,836

Earnings per common share:
Basic:
Earnings from continuing operations	$0.79	$1.16	$1.31	$4.64	$4.59
Earnings from discontinued operations	—	—	0.04	—	0.43
	$0.79	$1.16	$1.35	$4.64	$5.02
Diluted:
Earnings from continuing operations	$0.78	$1.15	$1.30	$4.61	$4.58
Earnings from discontinued operations	—	—	0.05	—	0.43
	$0.78	$1.15	$1.35	$4.61	$5.01

Cash dividends declared per common share	$0.12	$0.12	$0.09	$0.48	$0.36

Weighted average shares outstanding:
Basic	78,933	80,109	86,269	80,708	89,280
Diluted	79,427	80,542	86,420	81,173	89,304

	Three Months Ended December 31, 2021
Segment Results			Mortgage		All Other and	Continuing
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Operations
Net interest income (expense)	$97,194	$11,673	$(3,846)	$(3,519)	$2,792	$104,294
Provision for (reversal of) credit losses	(18,450)	(115)	—	—	—	(18,565)
Noninterest income	11,820	82,896	192,311	993	(3,174)	284,846
Noninterest expense	59,046	92,967	157,172	13,492	(483)	322,194
Income (loss) from continuing operations before taxes	$68,418	$1,717	$31,293	$(16,018)	$101	$85,511

	Year Ended December 31, 2021
Segment Results			Mortgage		All Other and	Continuing
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Operations
Net interest income (expense)	$406,524	$43,296	$(20,400)	$(17,239)	$10,801	$422,982
Provision for (reversal of) credit losses	(58,175)	(38)	—	—	—	(58,213)
Noninterest income	45,113	381,125	986,990	9,133	(12,086)	1,410,275
Noninterest expense	226,915	380,798	731,056	50,507	(1,878)	1,387,398
Income (loss) from continuing operations before taxes	$282,897	$43,661	$235,534	$(58,613)	$593	$504,072

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2021	2021	2020	2021	2020

Hilltop Consolidated (1):
Return on average stockholders' equity	9.93%	14.96%	20.56%	15.38%	20.03%
Return on average assets	1.41%	2.13%	2.83%	2.17%	2.88%
Net interest margin (2)	2.44%	2.53%	2.71%	2.57%	2.85%
Net interest margin (taxable equivalent) (3):
As reported	2.45%	2.54%	2.72%	2.58%	2.85%
Impact of purchase accounting	12 bps	9 bps	15 bps	12 bps	14 bps
Book value per common share ($)	31.95	31.36	28.28	31.95	28.28
Shares outstanding, end of period (000's)	78,965	78,959	82,185	78,965	82,185
Dividend payout ratio (4)	15.19%	10.34%	6.67%	10.34%	7.18%

Banking Segment:
Net interest margin (2)	2.81%	2.99%	3.37%	3.07%	3.31%
Net interest margin (taxable equivalent) (3):
As reported	2.82%	3.00%	3.38%	3.08%	3.31%
Impact of purchase accounting	15 bps	11 bps	20 bps	16 bps	18 bps
Accretion of discount on loans ($000's)	4,716	3,221	5,629	18,789	18,831
Net recoveries (charge-offs) ($000's)	405	62	(2,688)	521	(21,145)
Return on average assets	1.44%	1.36%	1.37%	1.55%	0.63%
Fee income ratio	10.8%	10.5%	10.2%	10.0%	9.6%
Efficiency ratio	54.2%	48.8%	53.0%	50.3%	53.8%
Employees' compensation and benefits ($000's)	34,415	31,500	34,007	130,276	127,985

Broker-Dealer Segment:
Net revenue ($000's) (5)	94,569	126,570	150,070	424,421	531,267
Employees' compensation and benefits ($000's) (6)	65,301	82,429	87,621	276,176	312,396
Variable compensation expense ($000's)	35,939	53,505	60,295	161,264	205,464
Compensation as a % of net revenue (6)	69.1%	65.1%	58.4%	65.1%	58.8%
Pre-tax margin (7)	1.8%	13.8%	22.8%	10.3%	21.8%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,559,137	3,948,420	3,683,564	14,429,190	13,413,545
Refinancings	1,430,369	1,646,208	3,114,630	8,239,093	9,556,649
Total mortgage loan originations - volume	4,989,506	5,594,628	6,798,194	22,668,283	22,970,194
Mortgage loan sales - volume ($000's)	4,988,538	6,195,559	6,571,234	23,059,160	22,514,170
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	362	359	451	375	409
Impact of loans retained by banking segment	(15)	(13)	(3)	(13)	(3)
As reported	347	346	448	362	406
Mortgage servicing rights asset ($000's) (8)	86,990	110,931	143,742	86,990	143,742
Employees' compensation and benefits ($000's)	121,758	134,814	163,822	568,221	586,713
Variable compensation expense ($000's)	73,208	88,153	116,736	373,929	405,116

(1)	Ratios and financial data presented on a consolidated basis. For all 2020 periods presented, information includes discontinued operations.
(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.5 million, $0.6 million, $0.4 million, $0.2 million, and $0.3 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.2 million, $0.2 million, and $0.2 million, respectively, for the periods presented.
(4)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(5)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(6)	Noted balances and ratios during all prior periods reflect certain reclassifications to conform to current period presentation.
(7)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(8)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2021	2021	2021	2021	2020
Tier 1 capital (to average assets):
PlainsCapital	10.20%	10.02%	10.22%	10.50%	10.44%
Hilltop	12.58%	12.64%	12.87%	13.01%	12.64%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	16.00%	15.40%	15.00%	14.74%	14.40%
Hilltop	21.22%	21.28%	20.22%	19.63%	18.97%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	16.00%	15.40%	15.00%	14.74%	14.40%
Hilltop	21.22%	21.28%	20.82%	20.22%	19.57%
Total capital (to risk-weighted assets):
PlainsCapital	16.77%	16.32%	15.95%	15.64%	15.27%
Hilltop	23.75%	24.00%	23.48%	22.96%	22.34%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Performing Assets Portfolio Data	2021	2021	2021	2021	2020
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	6,601	5,705	7,211	10,668	11,133
Commercial and industrial	22,478	29,808	33,033	36,144	34,049
Construction and land development	2	366	474	501	507
1-4 family residential	21,123	25,255	27,100	30,937	32,263
Consumer	23	24	26	26	28
Broker-dealer	—	—	—	—	—
	50,227	61,158	67,844	78,276	77,980
Troubled debt restructurings included in accruing loans held for investment ($000's)	922	1,038	1,139	1,584	1,954
Non-performing loans ($000's)	51,149	62,196	68,983	79,860	79,934

Non-performing loans as a % of total loans	0.52%	0.64%	0.66%	0.77%	0.76%

Other real estate owned ($000's)	2,833	21,605	21,078	19,899	21,289

Other repossessed assets ($000's)	—	—	—	—	101

Non-performing assets ($000's)	53,982	83,801	90,061	99,759	101,324

Non-performing assets as a % of total assets	0.29%	0.47%	0.51%	0.56%	0.60%

Loans past due 90 days or more and still accruing ($000's) (2):	60,775	175,734	245,828	265,230	243,630

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications. The Bank’s COVID-19 payment deferral programs allow for a deferral of principal and/or interest payments with such deferred principal payments due and payable on the maturity date of the existing loan. Since the second quarter of 2020, the Bank’s actions included approval of COVID-19 related loan modifications, resulting in active loan modifications of approximately $4 million as of December 31, 2021, down from approximately $17 million as of September 30, 2021.
(2)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended December 31,
	2021			2020
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,852,140	$13,708	2.96%	$2,760,798	$18,692	2.71%
Loans held for investment, gross (2)	7,695,090	82,396	4.25%	7,732,754	90,636	4.62%
Investment securities - taxable	2,677,894	13,916	2.08%	2,132,863	9,823	1.84%
Investment securities - non-taxable (3)	331,959	3,188	3.84%	258,644	2,188	3.38%
Federal funds sold and securities purchased under agreements to resell	194,351	164	0.33%	85,716	—	0.00%
Interest-bearing deposits in other financial institutions	2,683,656	943	0.14%	1,200,635	487	0.16%
Securities borrowed	1,474,421	8,524	2.26%	1,501,389	14,445	3.76%
Other	52,848	765	5.74%	49,648	913	7.31%
Interest-earning assets, gross (3)	16,962,359	123,604	2.89%	15,722,447	137,184	3.45%
Allowance for credit losses	(109,555)			(155,142)
Interest-earning assets, net	16,852,804			15,567,305
Noninterest-earning assets	1,402,216			1,420,479
Total assets	$18,255,020			$16,987,784

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,901,704	$4,404	0.22%	$7,523,955	$9,269	0.49%
Securities loaned	1,422,303	6,624	1.85%	1,398,943	12,014	3.42%
Notes payable and other borrowings	1,233,924	7,733	2.49%	1,150,439	8,206	2.84%
Total interest-bearing liabilities	10,557,931	18,761	0.70%	10,073,337	29,489	1.17%
Noninterest-bearing liabilities
Noninterest-bearing deposits	4,509,891			3,669,230
Other liabilities	677,433			965,150
Total liabilities	15,745,255			14,707,717
Stockholders’ equity	2,484,301			2,252,989
Noncontrolling interest	25,464			27,078
Total liabilities and stockholders' equity	$18,255,020			$16,987,784

Net interest income (3)		$104,843			$107,695
Net interest spread (3)			2.19%			2.28%
Net interest margin (3)			2.45%			2.72%

	Year Ended December 31,
	2021			2020
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$2,293,543	$64,767	2.82%	$2,306,203	$74,467	3.23%
Loans held for investment, gross (2)	7,645,292	339,548	4.44%	7,618,723	358,844	4.71%
Investment securities - taxable	2,493,848	47,582	1.91%	1,897,859	49,936	2.63%
Investment securities - non-taxable (3)	313,703	11,448	3.65%	231,824	7,918	3.42%
Federal funds sold and securities purchased under agreements to resell	152,273	372	0.24%	90,961	138	0.15%
Interest-bearing deposits in other financial institutions	2,078,666	2,942	0.14%	1,257,902	3,165	0.25%
Securities borrowed	1,445,464	61,667	4.21%	1,435,572	51,360	3.58%
Other	50,929	3,332	6.54%	59,412	3,687	6.21%
Interest-earning assets, gross (3)	16,473,718	531,658	3.23%	14,898,456	549,515	3.69%
Allowance for credit losses	(129,689)			(122,148)
Interest-earning assets, net	16,344,029			14,776,308
Noninterest-earning assets	1,451,928			1,537,269
Total assets	$17,795,957			$16,313,577

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,722,584	$23,624	0.31%	$7,397,121	$47,040	0.64%
Securities loaned	1,374,142	50,974	3.71%	1,336,873	42,817	3.20%
Notes payable and other borrowings	1,216,381	32,393	2.66%	1,222,044	33,249	2.72%
Total interest-bearing liabilities	10,313,107	106,991	1.04%	9,956,038	123,106	1.24%
Noninterest-bearing liabilities
Noninterest-bearing deposits	4,157,962			3,304,475
Other liabilities	863,976			791,002
Total liabilities	15,335,045			14,051,515
Stockholders’ equity	2,435,185			2,235,690
Noncontrolling interest	25,727			26,372
Total liabilities and stockholders' equity	$17,795,957			$16,313,577

Net interest income (3)		$424,667			$426,409
Net interest spread (3)			2.19%			2.45%
Net interest margin (3)			2.58%			2.85%

(1)	Information presented on a consolidated basis. For all 2020 periods presented, information includes discontinued operations.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.5 million and $0.3 million for the three months ended December 31, 2021 and 2020, respectively, and $1.7 million and $1.2 million for the year ended December 31, 2021 and 2020, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, January 28, 2022. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review fourth quarter and full year 2021 financial results. Interested parties can access the conference call by dialing 1-844-200-6205 (United States), 1-833-950-0062 (Canada) or 1-929-526-1599 (all other locations) and then using the access code 755646. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At December 31, 2021, Hilltop employed approximately 4,900 people and operated approximately 410 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “progressing,” “projects,” “seeks,” “should,” “target,” “view,” “well-tuned,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the COVID-19 pandemic and the response of governmental authorities to the pandemic and disruptions in global or national supply chains, which have had, and may continue to have, an adverse impact on the global economy and our business operations and performance; (ii) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) effectiveness of our data security controls in the face of cyber attacks; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) changes in the interest rate environment and transitions away from the London Interbank Offered Rate; and (vi) risks associated with concentration in real estate related loans. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.